Patricia Ann Arnold

2120 Lebanon Pike

Nashville, TN 37210

January 15, 2016

TO: Steven L. Sample, CEO

Acacia Diversified Holdings, Inc.

3512 East Silver Springs Blvd. - #243

Ocala, FL 34470

Dear Steve:

I hereby tender my resignation as corporate Secretary of Acacia Diversified Holdings, Inc. effective immediately with this date. I do so for the good of the Company such that the management of our new acquisitions can have the honor of appointing their own Secretary.

It has been a sincere pleasure serving with you and Acacia, and I am certain our new leadership will succeed in taking us to new heights.

My very best goes out to you, our directors and our new associates.

_____/s/ Patricia Ann Arnold______

Patricia Ann Arnold